Exhibit 4(f)

                        [[TXU EASTERN FUNDING COMPANY]]
                               TXU EUROPE LIMITED

                              OFFICER'S CERTIFICATE


         ________, an authorized attorney of [TXU EASTERN FUNDING COMPANY], a [private unlimited company] duly incorporated and existing under the laws of [England and Wales] (the "Company"), and __________, a Director of the Company, pursuant to the authority granted in the Board Resolutions of the Company dated ___________, 1999, and Sections 201, 301, _______ of the Indenture defined herein, and __________, an authorized attorney of TXU EUROPE LIMITED, a private limited company duly incorporated and existing under the laws of England and Wales (the "Guarantor"), and ____________, a Director of the Guarantor, pursuant to the authority granted in the Board Resolutions of the Guarantor, dated ________, 1999 and Section 201 of the Indenture defined herein, do hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities) dated as of _______, 1999 (the "Indenture") that:

1. The securities of the ______ Series to be issued under the Indenture shall be designated "___% Subordinated Debentures due _____" (the "Debentures of the ______ Series"). The Debentures of the ______ Series will be unconditionally guaranteed by the Guarantor, as to payment of principal, premium, if any, and interest and Additional Amounts, if any. All capitalized terms used in this certificate which are not defined herein but are defined in Exhibit A shall have the meanings therein; all capitalized terms used in this certificate or Exhibit A which are not defined herein or therein but are defined in the Indenture shall have the meanings set forth in the Indenture.

2. The Debentures of the ______ Series initially shall be issued in substantially the form thereof set forth in Exhibit A hereto. The Debentures of the ______ Series shall have such terms and provisions as are provided herein, in the Indenture and in the forms thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

3. The Debentures of the _____ Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on _______.

4. The Debentures of the _____ Series shall be issued in the denominations of $25 and in integral multiples of $25 in excess thereof.

5. The Debentures of the _____ Series shall bear interest as provided in Exhibit A.

6. Each installment of interest on a Debenture of the _____ Series shall be payable on the dates specified in Exhibit A.

7. The principal of (and premium, if any, on) and each installment of interest on and any other amounts payable on the Debentures of the _____ Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the _____ Series may be effected at, the office or agency of the Company in The City of New York and, for so long as the Debentures of the _____ Series are listed on the Luxembourg Stock Exchange, at the agency of the Company in Luxembourg. In the case of Debentures of the _____ Series issued in bearer form, interest shall be paid upon presentation of the applicable Debenture of such Series to a Paying Agent; the Paying Agent shall mark the original Debenture of such Series in the appropriate box on the interest payment schedule included therein to indicate that the interest payment has been made.

8. Notices and demands to or upon the Company or the Guarantor in respect of the Debentures of the _____ Series may be served at the office or agency of the Company in The City of New York.

9. The Corporate Trust Office of the Trustee will initially be the agency of the Company in The City of New York for payments, registration and registration of transfers and exchanges and service of notices and demands with respect to the Debentures of the _____ Series and the Company hereby appoints the Trustee as its agent for all such purposes, and the Corporate Trust Office of Kredietbank SA Luxembourgeoise ("Kredietbank") at 43, Boulevard Royal L-2955, Luxembourg, initially will be the agency of the Company in Luxembourg; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent, provided the Company will always have a paying agent location in The City of New York and, for so long as any Debentures of the _____ Series are listed on the Luxembourg Stock Exchange, in Luxembourg. The Trustee initially will be the Security Registrar and the Paying Agent for the Debentures of the _____ Series.

10. [The following constitute additional Events of Default with respect to the Debentures of the _____ Series:

                  Failure of the Company or the Guarantor to pay Additional Amounts (as defined herein) on any Debenture of the _____ Series within 30 days after it is due.

11. The Debentures of the ______ Series will be redeemable as provided in the forms thereof attached hereto as Exhibit A.

12. Notwithstanding Section 106 of the Indenture, notice to a Holder of Debentures of the _____ Series in bearer, form shall be given sufficiently if given to such Holder in writing by the Trustee, if the Trustee knows the identity of such Holder, or in such other manner as the Trustee deems necessary or desirable; provided, however, that so long as the Debentures of the _____ Series are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices to Holders of the Debentures of the _____ Series will be published in a leading daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
          Wort).

13. The Debentures of the ______ Series will be initially issued as one or more Debentures of the ______ Series in bearer form and shall be issued to the Book-Entry Depositary (as defined in the Deposit Agreement by and between The Bank of New York, as Book-Entry Depositary, and [TXU EASTERN FUNDING COMPANY], as Issuer, dated as of _____, 1999 (the "Deposit Agreement"). Nothing in the Indenture, the Debentures of the ______ Series or this certificate shall be construed to require the Company to register any Debentures of the ______ Series under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Debentures of the ______ Series in violation of applicable law.

14. It is contemplated that the Book-Entry Depositary will issue to TXU Europe Funding I, L.P., (the "Partnership") one or more Book-Entry Interests (as defined in the Deposit Agreement), which together will represent a 100% interest in the Debentures of the _____ Series. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Debentures of the _____ Series.

15. No service charge shall be made for the registration of transfer or exchange of the Debentures of the _____ Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

16. Additional Amounts. All payments of principal and interest (including payments of discount and premium, if any) with respect to the Debentures of the _____ Series and all payments made pursuant to the Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any supranational federation to which a Jurisdiction of Incorporation belongs or any Jurisdiction of Incorporation (or any political subdivision or taxing authority thereof or therein) or any jurisdiction in which the Company or the Guarantor is managed or has a place of business (each, a "Taxing Jurisdiction") or by or within any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event of any such withholding or deduction ("Gross-Up Taxes"), the Company or the Guarantor, as the case may be, shall pay to the Holder of such Debentures of the _____ Series such additional amount ("Additional Amount") as shall be necessary in order that the amount received by such Holder after withholding or deduction shall equal the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

         (A) to, or to a Person on behalf of, a Holder who is liable for such Gross-Up Taxes with respect to the Debentures of the _____ Series or the Guarantee, by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than the mere holding of a Debenture of the _____ Series or the receipt of principal and interest (including payments of discount and premium, if any) in respect thereof or in respect of the Guarantee;

         (B) to, or to a Person on behalf of, a Holder who presents a Debenture of the _____ Series (whenever presentation is required) for payment more than 30 days after the date on which payment first becomes due except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Debenture of the _____ Series for payment on the last day of such period of 30 days;

         (C) to, or to a Person on behalf of, a Holder who presents a Debenture of the _____ Series (when presentation is required) other than at a Place of Payment in The City of New York or, so long as the Debentures of the _____ Series are listed on the Luxembourg Stock Exchange, in Luxembourg; or

         (D) to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

         If the Company or the Guarantor, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company or the Guarantor, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.

17. Special Redemption. If (a) the Company or the Guarantor certifies to the Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to the Debentures of the _____ Series as a result of either (x) any change in, or amendment to, or clarification of, or announced change to occur in the future in, the laws or regulations of the Taxing Jurisdiction or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the offering memorandum or (y) the unwillingness or inability of the Book-Entry Depositary to continue to act as such and a successor is not appointed by the Company within 120 days, and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, and, prior to the giving of a notice of redemption as hereinafter in this paragraph provided, the Company or the Guarantor delivers to the Trustee the certificate referred to in the last sentence of this paragraph, then the Company shall have the right, at its option, upon not less than 30 days nor more than 60 days' prior written notice of redemption to the Holders of Debentures of such Series, to redeem the Debentures of such Series, in whole but not in part, at the principal amount thereof plus accrued and unpaid interest thereon, and accrued Additional Amounts with respect thereto, if any, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Guarantor or the Company would be obligated to pay any such Additional Amounts with respect to such Series. Prior to the mailing of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate signed by an officer of the Company stating that the obligation referred to in (a) above cannot be avoided by the Guarantor or the Company taking reasonable measures available to it, and the Trustee shall accept, and shall be fully protected in relying upon, such certificate as sufficient evidence of the condition precedent set out in (b) above, in which event it shall be conclusive and binding on the Holders.

18.       Enforcement of Rights by Holders of Preferred Partnership Securities:
          If the Special Representative appointed pursuant to the Amended and Restated Agreement of Limited Partnership of TXU Europe Funding I, L.P. dated _____, 1999 (the "Partnership Agreement") fails to enforce its rights on behalf of the Partnership in the Debentures of the _____ Series or Guarantor's guarantees of the Debentures of the _____ Series after a holder of Preferred Partnership Securities issued under the Partnership Agreement has made a written request, the holder of record of those Preferred Partnership Securities, as a third party beneficiary, may directly institute a legal proceeding against the Guarantor or the Company to enforce the rights of the Special Representative and the Partnership in the Debentures of the _____ Series or Guarantor's guarantees of those debentures without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event as defined in the Partnership Agreement has occurred and is continuing and that event is attributable to the failure of the Company to make any required payment when due on any Debenture of the _____ Series or the failure of Guarantor to make any required payment when due on any guarantee of a Debenture of the _____ Series, then a holder of Preferred Partnership Securities, as a third party beneficiary, may on behalf of the Partnership directly institute a proceeding against the Company with respect to that debenture or against Guarantor with respect to that guarantee, in each case for enforcement of payment to the Holder of that debenture or guarantee.

19. Enforcement of Rights by Holders of Preferred Trust Securities: In addition, for so long as the Delaware business trust known as TXU Europe Capital I established on ________, 1999 (the "Trust") holds any Preferred Partnership Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership in the Debentures of the _____ Series or Guarantor's guarantees of those debentures after a holder of Preferred Trust Securities issued by the Trust has made a written request, a holder of record of those Preferred Trust Securities, as a third party beneficiary, may on behalf of the Partnership directly institute a legal proceeding against the Company, without first instituting any legal proceeding against the Property Trustee under the Trust, the Trust, the Special Representative, the Partnership or any other person. In any event, for so long as the Trust is the holder of any Preferred Partnership Securities, if a Trust Enforcement Event as defined in the Amended and Restated Trust Agreement dated as of _______, 1999 has occurred and is continuing and that Trust Enforcement Event is attributable to the failure of the Company to make any required payment when due on any Debenture of the _____ Series or the failure of Guarantor to make any required payment when due on any guarantee of a Debenture of the _____ Series, then a holder of those Preferred Trust Securities, as a third party beneficiary, may on behalf of the Partnership directly institute a proceeding against the Company with respect to that debenture or against Guarantor with respect to that guarantee, in each case for enforcement of payment to Holder of that debenture or that guarantee.

20. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the _____ Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said
          Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the _____ Series, shall assume the obligation (which shall be absolute, unconditional and guaranteed to the same extent as were the obligations of the Company under the Debentures of the _____ Series) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due and Additional Amounts, if any, due and known to become due on such Debentures of the _____ Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

          (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the _____ Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

21. The Company reserves the right to require legends on Debentures of the ______ Series as it may determine are necessary to ensure compliance with the securities laws of the US and the states therein and any other applicable laws.

         [RIGHT FOR AN AFFILIATE OF THE COMPANY TO ASSUME THE OBLIGATIONS OF THE COMPANY SUBJECT TO CERTAIN CONDITIONS.]

22. Each of the undersigned has read all of the covenants and conditions contained in the Indenture (including the definitions in the Indenture relating thereto) relating to the issuance of the Debentures of the _____ Series and the Guarantees endorsed thereon and in respect of compliance with which this certificate is made.

23. The statements contained in this certificate are based upon the familiarity of each of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by each of the undersigned with officers and employees of the Company and the Guarantor familiar with the matters set forth herein.

24. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with.

25. In the opinion of each of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the ______ Series and the Guarantees to be endorsed thereon requested in the accompanying Company Order and Guarantor Order.

         IN WITNESS WHEREOF, the undersigned have executed this Officer's Certificate as of this _____ day of _____, 1999.


                                       -------------------
                                       Name:
                                       Title: Authorized Attorney



                                       -----------------------
                                       Name:
                                       Title: Director



                                       -------------------
                                       Name:
                                       Title: Authorized Attorney



                                       -----------------------
                                       Name:
                                       Title: Director

                                                                      EXHIBIT A

                           [FORM OF FACE OF DEBENTURE]

                                   BEARER FORM

 NO.o                                                               CUSIP NO. o

                          [TXU EASTERN FUNDING COMPANY]

                     ___% Subordinated Debentures due _____

          [TXU EASTERN FUNDING COMPANY], a corporation duly incorporated and existing under the laws of England and Wales (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to the bearer upon surrender hereof the principal sum of $________ Dollars on _____, and, except as hereinafter provided, to pay interest on said principal sum [quarterly] in arrears on _____, _____, _____, and _____ of each year (each an Interest Payment Date) at the rate of ____% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period. Interest on the Securities of this series will accrue from _____, 1999, to the first Interest Payment Date (which shall be _____, 1999), and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid upon presentation to any Paying Agent; such Paying Agent shall mark this Security in the appropriate box on the Interest Payment Schedule included therein to indicate that the interest payment has been made. Payments of any Defaulted Interest will be paid to the bearer hereof at the time of presentation.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York and, for so long as the Securities of this series shall be listed on the Luxembourg Stock Exchange, in Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       [TXU EASTERN FUNDING COMPANY]


                                       By:
                                           -----------------------


                               [FORM OF GUARANTEE]

          TXU EUROPE LIMITED, a corporation incorporated under the laws of England and Wales (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest and Additional Amounts, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture, regardless of any defense, right of set-off or counterclaim that the Guarantor may have (except the defense of payment). In case of the failure of [TXU EASTERN FUNDING COMPANY], a corporation incorporated under the laws of England and Wales (the "Company", which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holder of such Security or to a Paying Agent, or by causing the Company to pay such amount to such Holder or a Paying Agent.

          Except as provided pursuant to Section 608 of the Indenture, this Guarantee is an unsecured and subordinated obligation of the Guarantor and shall at all times rank at least pari passu with each other Guarantee issued pursuant to the Indenture and, except as permitted by Sections 608 and 806 of the Indenture, will rank at least pari passu with all other unsecured subordinated indebtedness of the Guarantor.

          The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, any extension of time for payment or performance by the Company as provided by such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof.

          The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Indenture and in this Guarantee. This Guarantee shall constitute a guarantee of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights been permitted to be exercised by the Trustee or any of the Holders.

          The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest and Additional Amounts, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

          The Guarantor shall be subrogated to all rights of the Holder of each Security upon which its Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of its Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on all Securities issued under the Indenture shall have been paid in full.

          This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

          This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above.

                                         TXU EUROPE LIMITED


                                         By:
                                            -----------------------

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein and the Guarantee thereof referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK, as Trustee

                                         By:
                                            --------------------------
                                              Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities), dated as of _____, 1999 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, TXU EUROPE LIMITED, as Guarantor (herein called the "Guarantor," which term includes any successor under the Indenture) and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on _____, 1999, creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

          On or after [_____, 2004], the Securities of this series will be redeemable as a whole at any time or in part, from time to time, at the option of the Company, at a Redemption Price equal to 100% of the unpaid principal amount thereof plus any accrued interest thereon and any Additional Amounts thereon. [insert other redemption provisions]

          Notwithstanding Section 404 of the Indenture, the Trustee shall give the bearer of this Security notice of any redemption hereof in such manner as the Trustee deems necessary or desirable. So long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices to Holders of the Securities will be published in a leading daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

          Upon payment of the Redemption Price, on and after the Redemption Date interest and any Additional Amounts will cease to accrue on the Securities of this series or portions thereof called for redemption.

          Except as provided herein, Article Four of the Indenture shall apply to redemptions of the Securities of this series.

          If the Company or the Guarantor is required to pay Additional Amounts with respect to Securities of this series, the Company has the right to redeem this Security as set forth in the Officer's Certificate described above.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer's Certificate described above.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          Pursuant to Section 311 of the Indenture, so long as the Company is not in default in the payment of interest on the Securities of any series under the Indenture, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which period interest (calculated for each period from, and including, an Interest Payment Date to, but excluding the next succeeding Interest Payment Date (an "Interest Period"), except that the first Interest Period shall commence on [the date of original issuance] in the manner described in the first paragraph of this Debenture, as if the interest payment period had not been so extended) will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid hereon (together with interest thereon at the rate specified for the Securities of this series, compounded quarterly, to the extent permitted by applicable law) and Additional Interest, if any. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Securities of this series. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to any securities exchange on which the Securities may be listed or any other applicable self-regulatory organization of the record date.

          The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company or the Guarantor with or into, and the conveyance or other transfer, or lease, of assets to another Person and to the release and discharge of the Company or the Guarantor, as the case may be, in certain circumstances from such obligations.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and in integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

INTEREST PAYMENT SCHEDULE

          Instructions to Paying Agent: Mark the box across from the appropriate Interest Payment Date when the interest payable on such date has been paid.

Interest Payment Date                       (Mark When Interest is Paid)
---------------------                       ---------------------------

[Insert Schedule]



PRINCIPAL PAYMENT SCHEDULE

                    PRINCIPAL AMOUNT OF THIS BEARER DEBENTURE


The outstanding aggregate principal amount of this Bearer Debenture is initially as shown on the face of this Bearer Debenture and, pursuant thereto, by the latest entry made by or on behalf of the Issuer in the third column below. Reductions in the principal amount of this Bearer Debenture following, among other things, partial redemptions or exchange of an interest in this Bearer Debenture for another Bearer Debenture of this series of Securities, and increases in the principal amount of this Bearer Debenture following exchange of an interest in another Bearer Debenture of this series for an interest in this Bearer Debenture, are entered in the second column below.


Date         Amount of (reduction)/  Outstanding principal         Trustee's
----                Increase         amount of this Bearer      Authentication
             ---------------------   Debenture following          Signature
                                       such (reduction)/        ---------------
                                          increase
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